EXHIBIT 99.1

NEWS RELEASE
Contact:
FOR IMMEDIATE RELEASE	American Realty Investors, Inc.
Investor Relations
(800) 400-6407
investor.relations@primeasset.com
American Realty Investors, Inc. Reports Third Quarter 2006 Results
DALLAS (November 14, 2006) — American Realty Investors, Inc. (NYSE: ARL), a Dallas-based real estate investment company, announced today that the Company reported a net loss applicable to common share of $(5.5) million and $(14.0) million, or $(0.54) and $(1.38) per share, for the three and nine months ended September 30, 2006, compared to net income applicable to common shares of $15.4 million and $32.1 million, or $1.52 and $3.16 per share, for the same periods in 2005. The Company’s financial results for the three and nine months ended September 30, 2006 were directly impacted by lower gains on land sales and lower gains on sales of operating properties, as compared to the same periods in 2005.
Gain on land sales for the three and nine months ended September 30, 2006 was $4.5 million and $17.9 million, respectively, compared to $5.4 million and $34.5 million for the same periods in 2005. For 2006, the Company sold 254 acres in fourteen transactions at an average sales price of $193,000 per acre. In 2005, the Company sold 369 acres in 18 transactions at an average sales price of $208,000 per acre. The 2005 activity included the sale of 149 acres, all located in southern California, in seven separate transactions at an average sales price of $253,000 per acre.
Interest expense increased to $19.0 million and $57.9 for the three and nine months ended September 30, 2006, compared to $16.3 million and $46.7 million for the same periods in 2005. The increase is due to additional debt incurred related to acquisitions and refinancings offset by debt retired from asset sales. Rising variable interest rates also contributed to the overall increase in interest expense.
Income from discontinued operations was $2.2 million and $4.6 million for the three and nine months ended September 30, 2006, compared to $21.9 million and $35.2 million for the same periods in 2005. For the nine months ended September 30, 2006, the Company sold four apartment projects containing 545 units for an average sales price of $28,000 per unit, and no commercial properties. For the same period in 2005, the Company sold five apartment projects containing 1,312 units for an average sales price of $33,000 per unit, and five commercial projects containing 412,000 square feet at an average sales price of $89 per square foot.
About American Realty Investors, Inc.
American Realty Investors, Inc., a Dallas-based real estate investment company, holds a diverse portfolio of equity real estate located across the U.S., including office buildings, apartments, hotels, shopping centers and developed and undeveloped land. For more information, go to ARI’s web site at www.amrealtytrust.com.

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except share data)

	September 30,	December 31,
	2006	2005
	(Unaudited)
Assets
Real estate held for investment	$1,123,550	$1,025,661
Less—accumulated depreciation	(172,479)	(153,597)

	951,071	872,064

Real estate held for sale	140,079	172,303
Real estate subject to sales contract	66,427	68,738

Notes and interest receivable
Performing ($29,702 in 2006 and $44,500 in 2005 from affiliates)	47,496	70,894
Non-performing	7,687	11,546

	55,183	82,440
Less—allowance for estimated losses	(1,000)	(1,000)

	54,183	81,440

Marketable securities, at market value	8,780	7,446
Cash and cash equivalents	10,450	13,904
Investments in equity investees	13,789	13,521
Goodwill	11,858	11,858
Other intangibles, net of accumulated amortization ($1,300 in 2006 and $926 in 2005)	1,415	1,449
Other assets (including $51,066 in 2006 and $30,441 in 2005 due from affiliate)	116,390	103,072

	$1,374,442	$1,345,795

Liabilities and Stockholders’ Equity
Liabilities:
Notes payable ($8,389 in 2006 and $44,848 in 2005 to affiliates)	$942,676	$810,118
Interest payable ($549 in 2006 and $682 in 2005 to affiliates)	10,126	7,826
Liabilities related to assets held-for-sale	43,344	144,555
Liabilities subject to sales contract	58,177	59,323
Stock-secured notes payable	22,452	22,549
Accounts payable and other liabilities ($5,839 in 2006 and $4,667 in 2005 to affiliates)	94,246	93,842

	1,171,021	1,138,213

Commitments and contingencies

Minority interest	67,422	59,185

Stockholders’ equity:
Preferred Stock, $2.00 par value, authorized 50,000,000 shares, issued and outstanding Series A Cumulative Convertible Preferred Stock, 3,390,913 shares in 2006 and 2005 (liquidation preference $33,909), including 900,000 shares in 2006 and 2005 held by subsidiaries	4,980	4,982
Common Stock, $.01 par value, authorized 100,000,000 shares; issued 11,592,272 shares	114	114
Treasury stock, at cost	(15,146)	(15,146)
Additional paid-in capital	93,380	93,389
Retained earnings	50,796	64,805
Accumulated other comprehensive income	1,875	253

	135,999	148,397

	$1,374,442	$1,345,795

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(dollars in thousands, except share data)

	For the Three Months		For the Six Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Property revenue:
Rental and other property revenues ($517 in 2006 and $363 in 2005 from affiliates)	$43,784	$44,704	$136,112	$124,050
Restaurant sales	9,482	9,298	28,219	27,331

Total operating revenues	53,266	54,002	164,331	151,381

Expenses:
Property operating expenses ($3,976 in 2006 and $3,306 in 2005 to affiliates)	29,421	29,950	90,248	85,451
Restaurant cost of sales	7,058	7,014	20,863	20,908
Depreciation and amortization	6,586	4,748	20,203	16,180
General and administrative ($2,550 in 2006 and $2,284 in 2005 to affiliates)	2,262	3,643	10,284	11,290
Advisory fee to affiliate	3,093	3,206	9,403	8,844

Total operating expenses	48,420	48,561	151,001	142,673

Operating income (loss)	4,846	5,441	13,330	8,708

Other income (expense):
Interest income from notes receivable ($828 in 2006 and $1,685 in 2005 from affiliates)	1,510	1,188	4,748	4,025
Gain on foreign currency transaction	—	37	4	265
Other income ($2,085 in 2006 and $1,685 in 2005 from affiliate)	2,462	1,215	4,475	2,186
Mortgage and loan interest ($232 in 2006 and $1,107 in 2005 to affiliates)	(19,011)	(16,336)	(57,910)	(46,712)
Discount on sale of notes receivable	(1,170)	(15)	(1,170)	(15)
Net income fee to affiliate	—	(2,136)	—	(2,950)
Incentive fee to affiliate	—	(904)	—	(909)
Litigation settlement	(1,414)	(130)	390	(130)

Total other expense	(17,623)	(17,081)	(49,463)	(44,240)

Loss before gain on land sales, minority interest, and equity in earnings of investees	(12,777)	(11,640)	(36,133)	(35,532)

Gain on land sales	4,471	5,435	17,879	34,525
Minority interest	1,254	336	1,286	(408)
Equity in income (loss) of investees	(29)	71	232	283

Income (loss) from continuing operations	(7,081)	(5,798)	(16,736)	(1,132)

Income (loss) from discontinued operations	2,241	21,872	4,595	35,168

Net income (loss)	(4,480)	16,074	(12,141)	34,036
Preferred dividend requirement	(623)	(650)	(1,868)	(1,949)

Net income (loss) applicable to Common shares	$(5,463)	$15,424	$(14,009)	$32,087

AMERICAN REALTY INVESTORS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS — Continued
(Unaudited)
(dollars in thousands, except per share)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
Basic earnings per share:

Income (loss) from continuing operations	$(0.76)	$(0.64)	$(1.83)	$(.30)

Income from discontinued operations	0.22	2.16	0.45	3.46

Net income (loss) applicable to common shares	$(0.54)	$1.52	$(1.38)	$3.16

Weighted average common shares used in computing earnings per share:

Basic	10,149,000	10,149,000	10,149,000	10,149,000
Series A Cumulative Convertible Preferred Stock (3,389,876 and 3,390,913 shares of Preferred Stock convertible into common stock estimated to be 2,956,000 and 2,957,000 common shares for September 30, 2006 and 2005, respectively) and options to purchase 70,750 shares of ARI’s common stock were excluded from the computation of diluted earnings per share for the three and nine months ended September 30, 2006, and for the three and nine months ended September 30, 2005, because the effect of their inclusion would be antidilutive.

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